UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 28, 2012

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

10850 West Park Place, Suite 1200 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 28, 2012 (the “Closing Date”), ARI Network Services, Inc. (“ARI”), through its wholly-owned subsidiary, Project Viking II Acquisition, Inc., a wholly-owned subsidiary of ARI (the “Acquisition Sub” and, together with ARI, the “Company”), completed the acquisition of substantially all of the assets of the Retail Services Division (the “Fifty Below Assets”) of Fifty Below Sales & Marketing, Inc. (“Fifty Below”), pursuant to Section 363 and 365 of the United States Bankruptcy Code, for a purchase price of $5.0 million (the “Asset Purchase”).  The consummation of the Asset Purchase was effected pursuant to a Bill of Sale and an Assumption and Assignment and Transition Services Agreement, each dated as of the Closing Date (respectively, the “Bill of Sale” and the “Assumption and Assignment Agreement”) and executed by the Chapter 11 Operating Trustee (the “Trustee”) of Fifty Below and the Acquisition Sub.

Pursuant to the Bill of Sale, Fifty Below transferred all of its right, title and interest in the Fifty Below Assets to the Acquisition Sub free and clear of all liens, claims, encumbrances, liabilities and interests, and the Acquisition Sub agreed to purchase and take possession of such assets.  Under the Assumption and Assignment Agreement, the Trustee assigned to the Acquisition Sub certain executory contracts to which Fifty Below and/or its affiliates were a party, and the Acquisition Sub agreed to reimburse any unpaid expense reimbursements to any current or former employee, director or independent contractor or agent of Fifty Below, subject to a cap of $17,000, and to release any potential claims against Fifty Below for alleged infringement of certain intellectual property rights.  The Trustee also agreed under the Assumption and Assignment Agreement to provide to the Acquisition Sub certain transition services and, to the extent that the Acquisition Sub identifies any executory contracts or leases that the Acquisition Sub desires to have assigned to the Acquisition Sub after the Closing Date, the Trustee is obligated to use good faith, reasonable best efforts to obtain a final non-appealable order of the Bankruptcy Court to consummate such assignment.

The foregoing descriptions of the Bill of Sale and the Assumption and Assignment Agreement are qualified in their entirety by reference to copies of each document, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and which are incorporated herein by reference.

The Company funded $1.5 million of the purchase price through a combination of the Company’s operating cash flows and availability under its existing line of credit with Fifth Third Bank (“Fifth Third”), including a $900,000 earnest money payment made on November 14, 2012.

The balance of the purchase price was funded through a Secured Non-Negotiable Subordinated Promissory Note dated as of the Closing Date (the “Note”) issued to Michael D. Sifen, Inc. (the “Holder”), an affiliate of an existing shareholder of the Company, in aggregate principal amount of $3.5 million, the final $300,000 of which was advanced on December 4, 2012 (the “Final Advance”).  Interest accrues on the outstanding unpaid principal under the Note from and after November 7, 2012 until November 28, 2013 at a rate per annum equal to 10.0%, and at a rate per annum equal to 14.0% thereafter.  Accrued interest only will be payable quarterly commencing on February 28, 2013 and continuing on each May 31st, August 31st, November 30th and February 28th thereafter until May 28, 2016, at which time all accrued interest and outstanding principal will be due and payable in full.  The Note may be prepaid in part or in full at any time without premium or penalty.  The Note contains negative covenants relating to, among other things, the Company’s incurrence of future indebtedness and liens and the making of dividends and distributions upon shares of the Company’s capital stock, as well as customary events of default.

The Note is subordinated in right of payment to all of the Company’s existing indebtedness to Fifth Third and, subject to certain conditions, to all future indebtedness incurred to the Company’s senior lenders, including to Fifth Third pursuant to the Loan and Security Agreement between the Company and Fifth Third dated as of July 27, 2011 (as amended, the “Loan and Security Agreement”).  The Note is secured under a subordinated security agreement between the Holder and the Company by a security interest in substantially all of the Company’s assets, subordinate to the security interests securing all of the Company’s senior debt existing as of the Closing Date to Fifth Third and, subject to certain conditions, all future senior debt incurred by the Company.

To bridge the period between the Closing Date and the date of the Final Advance, the Company issued to each of William H. Luden III, Robert Y. Newell IV and P. Lee Poseidon, directors of the Company, a non-negotiable unsecured promissory note in the principal amount of $100,000.  The bridge notes were subordinate to the rights of the Company’s secured lenders, due and payable within two business days after the date of the Final Advance.  Pursuant to their terms, no interest accrued under the bridge notes.

In connection with the Asset Purchase and the related transactions, the Company entered into the Second Amendment to Loan and Security Agreement and Other Loan Documents with Fifth Third, dated as of the Closing Date (the “Loan Agreement Amendment”).  Under the Loan Agreement Amendment, Fifth Third consented to the Asset Purchase and the related transactions and provided waivers of the provisions of the Loan and Security Agreement that would otherwise have prohibited such transactions, subject to certain terms and conditions.  Such terms and conditions include, among others, amendments to the fixed charge coverage ratio (1.00x for the four fiscal quarter period ending January 31, 2013) and senior leverage (maximum senior funded debt to EBITDA) ratio (1.75x for the fiscal quarter ending January 31, 2013) financial covenants and the addition of a maximum total funded debt to EBITDA ratio financial covenant (2.50x for the four fiscal quarter period ending January 31, 2013); amendment of the revolving loan and term loan maturity dates from July 27, 2014 to December 15, 2013; the requirement that Roy W. Olivier, the Company’s President and Chief Financial Officer, agree to an unconditional guaranty of the Company’s obligations to Fifth Third under the Loan and Security Agreement, subject to a limit of $250,000; and other customary terms and conditions.

The foregoing descriptions of the Note and the Loan Agreement Amendment are qualified in their entirety by reference to the full text of each document, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above under Item 1.01, on November 28, 2012, the Company completed the Asset Purchase.  The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Note set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As partial consideration for the Note described above under Item 1.01, the Company agreed under the Note to issue 440,000 shares of the Company’s common stock to the Holder effective as of the date of the Final Advance.  The Company believes that this issuance was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Holder represented its intention to acquire the securities for investment only and not with a view toward their distribution, and appropriate legends will be affixed to the share certificates.

Item 3.03	Material Modification to the Rights of Security Holders.

In connection with the Asset Purchase and the Note, on the Closing Date, the Company amended the Rights Agreement dated August 7, 2003, between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”) and thereby also amended the related preferred share purchase rights.  The amendment provides that the Holder will not become an “Acquiring Person,” as defined in the Rights Agreement, in connection with its acquisition of shares of the Company’s common stock as partial consideration for the Note and for so long as the Holder and its affiliates do not acquire an additional 1.0% of the Company’s outstanding shares, and confirms that no rights were triggered under other provisions of the Rights Agreement in connection with the transactions described herein.  The amendment was not in response to any takeover proposal for the Company.  A copy of the Second Amendment to Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On November 29, 2012, the Company issued a press release announcing the completion of the Asset Purchase.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Pursuant to Item 9.01(a)(4) and Item 9.01(b) of Form 8-K, the Company will amend this report not later than 71 calendar days after August 23, 2012 to file the financial statements and pro forma financial information required by Rules 8-04 and 8-05 of Regulation S-X.

(d)	Exhibits

	Exhibit No	Description
	2.1	Bill of Sale dated as of November 28, 2012*
	2.2	Assumption and Assignment and Transition Services Agreement dated as of November 28, 2012*
	4.1	Secured Non-Negotiable Subordinated Promissory Note dated November 28, 2012 issued to Michael D. Sifen, Inc.
	10.1	Second Amendment to Loan and Security Agreement and Other Loan Documents, dated as of November 28, 2012, by and between ARI Network Services, Inc. and Fifth Third Bank
	10.2	Second Amendment to Rights Agreement, dated as of November 28, 2012, between ARI Network Services, Inc. and American Stock Transfer & Trust Company, LLC
	99.1	Press Release dated November 29, 2012

*  The Company agrees to furnish supplementally a copy of omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 4, 2012

ARI NETWORK SERVICES, INC.

By:

/s/ Darin R. Janecek

Darin R. Janecek
Vice President of Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Bill of Sale dated as of November 28, 2012
2.2	Assumption and Assignment and Transition Services Agreement dated as of November 28, 2012
4.1	Secured Non-Negotiable Subordinated Promissory Note dated November 28, 2012 issued to Michael D. Sifen, Inc.
10.1	Second Amendment to Loan and Security Agreement and Other Loan Documents, dated as of November 28, 2012, by and between ARI Network Services, Inc. and Fifth Third Bank
10.2	Second Amendment to Rights Agreement, dated as of November 28, 2012, between ARI Network Services, Inc. and American Stock Transfer & Trust Company, LLC
99.1	Press Release dated November 29, 2012